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MGM Resorts International

(Name of Registrant as Specified In Its Charter)

Land & Buildings Investment Management, LLC

Land & Buildings Capital Growth Fund, L.P.

Jonathan Litt

Matthew J. Hart

Richard Kincaid

Marc A. Weisman

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Land and Buildings Comments on MGM Resorts Earnings Call

Stamford, CT (May 4, 2015) – Land and Buildings today released the following statement in response to comments made by MGM Resorts International (NYSE: MGM) (“MGM”) (“The Company”), on their First Quarter 2015 earnings call:

We were gratified to hear today the first credible signal, in our view, that a REIT structure could play a “pivotal role” in monetizing’s MGM’s undervalued real estate and that the Company is willing to sell “any of (our) assets” to reduce leverage and unlock value. However, we believe it is evident that MGM’s management and Board have only acquiesced to truly exploring these potential paths for maximizing shareholder value following the public pressure from our March proposal and proxy contest.

The fact that it has taken this long for management to take these actions, and that they had previously contended as recently as April that our proposal was “seriously flawed,” should be deeply troubling to shareholders. While a REIT is only one element of our campaign, this sequence of events underscores our central argument: that we have serious concerns regarding MGM’s boardroom culture of entrenchment and fresh voices are needed to benefit all shareholders.

Fundamentally, we believe today’s comments are an acknowledgment by MGM that change is warranted at the Company in order to deliver value to shareholders. The only question for shareholders now is whether the Land and Building nominees are more likely to effect the necessary change? We believe that as the Company evaluates how to best unlock value, it is imperative that shareholders have individuals with real estate experience on the Board. They will ensure that the Board is asking the right questions as they consider a pathway to create value and will provide their fellow directors sense of focus that this important value enhancing opportunity deserves.

About Land and Buildings:

Land and Buildings is a registered investment manager specializing in publicly traded real estate and real estate related securities. Land and Buildings seeks to deliver attractive risk adjusted returns by opportunistically investing in securities of global real estate and real estate related companies, leveraging its investment professionals' deep experience, research expertise and industry relationships.

Investor Contact:

Scott Winter / Jonathan Salzberger

Innisfree M&A Incorporated

212-750-5833

Media Contact:
Elliot Sloane / Dan Zacchei

Sloane & Company

212-486-9500

Esloane@sloanepr.com or

Dzacchei@sloanepr.com

LAND & BUILDINGS CAPITAL GROWTH FUND, L.P., LAND & BUILDINGS INVESTMENT MANAGEMENT, LLC AND JONATHAN LITT (COLLECTIVELY, "LAND & BUILDINGS") AND MATTHEW J. HART, RICHARD KINCAID AND MARC A. WEISMAN (TOGETHER WITH LAND & BUILDINGS, THE "PARTICIPANTS") FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") ON APRIL 16, 2015 A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS' SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF MGM RESORTS INTERNATIONAL (THE "COMPANY") FOR USE AT THE COMPANY'S 2015 ANNUAL MEETING OF STOCKHOLDERS (THE "PROXY SOLICITATION"). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD HAVE BEEN FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, INNISFREE M&A INCORPORATED, LAND & BUILDING'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WITHOUT CHARGE UPON REQUEST.